EXHIBIT 10.1(l)

Description of Amendments to the
First Tennessee National Corporation
Nonqualified Deferred Compensation Plan

The First Tennessee National Corporation Nonqualified Deferred Compensation Plan was amended effective April 19, 2005 as follows:

(a)	to make bank advisory directors eligible to participate; and

(b)	to change the Plan's name to First Horizon National Corporation Nonqualified Deferred Compensation Plan.